Exhibit 21.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITY OF

MEILI AUTO HOLDINGS LIMITED

Subsidiaries	Jurisdiction of Incorporation
Meili Auto Financing Holdings Limited	Cayman Islands
Meili Auto Alliance Holdings Limited	Cayman Islands
China Huachang Lease Co., Limited Meili Auto Alliance Holdings HK Limited Tiandaojiran Capital Raising Lease Limited	Hong Kong Hong Kong Hong Kong
Huachang Finance Lease (China) Co., Ltd. 华昌融资租赁（中国）有限公司	PRC
Liyun Automobile Consulting Services (Shanghai) Co., Ltd. 力蕴汽车咨询服务（上海）有限公司	PRC
Hangzhou Junkai Automobile Trade Co., Ltd. 杭州君凯汽车贸易有限公司	PRC
Wuhan Feima Information Technology Co., Ltd. 武汉费马信息科技有限公司	PRC
Shanghai Xiefang Information Technology Co., Ltd. 上海撷芳信息科技有限公司	PRC
Xinjiang Meili Auto Information Technology Co., Ltd. 新疆美利车信息科技有限公司	PRC
Meili Auto (Beijing) Internet Technology Co., Ltd. 美利车（北京）网络技术有限公司	PRC
Tiandaojiran Finance Lease (China) Co., Ltd.天道计然（中国）融资租赁有限公司	PRC

Consolidated Variable Interest Entity (“VIE”)	Jurisdiction of Incorporation
Beijing Feima Changyou Information Technology Co., Ltd. 北京费马畅游信息科技有限公司	PRC

Subsidiaries of the Consolidated VIE	Jurisdiction of Incorporation
Meili Auto Alliance (Beijing) Information Technology Co., Ltd. 美利车联盟（北京）信息科技有限公司	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.